Exhibit 99.2

SEPARATION AGREEMENT

               THIS SEPARATION AGREEMENT ("Agreement") is made and entered into as of November 19, 2004 (the "Effective Date"), by and between VitalStream Holdings, Inc., a Nevada corporation ("Holdings"), VitalStream, Inc., a Delaware corporation ("Operations"), and Paul S. Summers, a resident of the State of California ("Summers").

BACKGROUND

WHEREAS, Summers intends by this Agreement to resign as an officer of Holdings, Operations and all direct and indirect subsidiaries of Holdings (each, a "Company;" collectively, the "Companies"), and Holdings and Operations intend to accept Summers' resignation;

               WHEREAS, Operations and Summers entered into that certain Employment Agreement dated October 18, 2002 between Summers and Operations, as amended October 20, 2002 (the "Employment Agreement");

               WHEREAS, Operations and Summers desire to reach an agreement to provide for the orderly transition and winding up of their employment relationship, including, without limitation, Operation's remuneration of Summers on the terms and subject to the conditions set forth in this Agreement; and

               WHEREAS, Operations and Summers desire that the Employment Agreement shall continue to be operative in accordance with its terms and subject to the conditions set forth therein, except to the extent superseded by this Agreement.

AGREEMENT

               1.  Resignation.  Summers hereby resigns from all positions as an officer and employee of all of the Companies, and as a director of all Companies except Holdings, as of the Effective Date. However, Summers shall continue to serve, at his discretion, as a member of the Board of Directors of Holdings until a Chief Executive Officer replacement for Summers is selected by Holdings, or until Summers is removed as a director in accordance with Holdings articles of incorporation, by-laws and applicable law, whichever occurs earlier, and at which time Summers shall be deemed to have resigned as a director of Holdings. Upon Summers ceasing to be a Board Member, Holdings shall file with the S.E.C. such report or other filing as may be required to be filed under the circumstances by applicable law and regulations and which indicates the effective date of Summers ceasing to be a Board Member, with a copy to Summers and his counsel within seven days of such filing. Additionally, after the Effective Date of this Agreement Holdings, Operations and all Companies, as the case may be, shall provide such notices to all banks, lenders, lessors and others who have entered into any on-going contracts with Holdings or Operations or any of the Companies, of Summers' status relative to Holdings or Operations or any of the Companies, as the case may be, in accordance with the applicable provisions of such contracts.

               2.  Severance Benefits.  Subject to Summers' continuing satisfaction of the obligations set forth in Section 5 hereof, Summers shall receive the following benefits as part of the termination of Summers' employment.

                     2.1  Severance Payments.  Subject to the terms and conditions of this Agreement, Operations shall pay Summers a severance payment of $157,045 (which represents the amount of his current annual salary) (the "Severance Pay"). The Severance Pay shall be paid to Summers in six equal monthly installments commencing with the first payroll date of Operations after the Effective Date hereof and ending on the six month anniversary of such payroll date (the "Severance Pay Period"). Except for the payment required on the Effective Date of this Agreement, the Severance Pay shall be paid to Summers by "direct deposit" to the same account (unless notified of another account in writing in accordance with Operations' regular requirements in that regard) and in the same manner as applicable in the month just prior to this Agreement. Additionally, Operations shall continue to "auto-deduct" automobile payments from the Severance Pay consistent with past practice unless and until notified otherwise by Summers, which automobile payments represent obligations of Summers, not of any of the Companies.

                     2.2  Bonus.  In addition to the Severance Pay, and in recognition of the outstanding financial results of Operations through the Third Quarter reporting, Operations has determined that Summers shall receive a performance bonus (the "Bonus") in the amount of $72,315 payable in one lump sum payment within thirty (30) days after December 31, 2004, the end of Holdings' fiscal year .

                     2.3  Medical and Other Benefits.  After the Effective Date, Summers shall be provided with the appropriate notices and information concerning the options under COBRA as required by law. If Summers elects to obtain the same level of benefits and coverages under COBRA as the medical and dental insurance arrangements to which Summers and his dependents have been subject just prior to the Effective Date of this Agreement will continue, Operations shall pay the COBRA premiums for a period of one year from the Effective Date or until Summers otherwise qualifies for another employer's paid insurance benefits (the "COBRA Premiums"), after which time such payment of COBRA premiums will cease and Summers will then become eligible to continue such benefits and coverages, at his expense, under COBRA. Alternatively, if Summers elects not to obtain COBRA coverage, upon Summers' request Operations shall pay to Summers (on the same schedule that Operations would have made payments thereof) the dollar amount that Operations would have paid for the COBRA Premiums for a period of one year from the Effective Date or until Summers otherwise qualifies for another employer's paid insurance benefits. Operations payment of the COBRA Premiums, or alternatively cash payments to Summers in lieu thereof, are referred to as the "Medical Benefit".

               3.  Accrued Pay, PTO and Expenses.  Within 48 hours after the Effective Date, Operations shall compensate Summers for his accrued and unpaid salary through the Effective Date and "Paid Time Off," which totals 192 hours, resulting in a pro rata payment to Summers based on his current annual salary of $14,808.46. Additionally, Summers shall be reimbursed for any and all remaining unreimbursed expenses incurred in the regular course of his employment consistent with the standard practices of Operations in effect just prior to the Effective Date of this Agreement.

               4.  Tax Treatment of Severance Pay Benefits and Other Deductions.  The Severance Pay, the Bonus and Medical Benefit will be subject to applicable payroll deductions and tax withholding and will constitute taxable income to Summers. Summers is responsible for all tax obligations and should consult with his tax advisor regarding the tax treatment of the Severance Pay and Medical Benefit. Summers shall be entitled to receive his vested accrued benefits under any applicable 401(k) or other similar Plan in accordance with the terms and conditions thereof, based on his ceasing to be an employee of the Companies as of the Effective Date. Additionally, Summers shall also continue to be entitled to make contributions (without any contribution by Operations) from the Severance Pay to the 401k plan, if and to the extent as may be allowed by law, the plan provisions and in accordance with Operations' standard practices through the Severance Pay Period, after which time Summers shall have the right to elect the manner in which his vested 401(k) benefits will be converted as provided by law and/or the terms of such Plan.

               5.  Effect of Agreement on Compensation and Benefits.  Except for benefits under Operations' employee benefit plans that by their terms survive termination of employment, COBRA benefits, rights to indemnification under certain indemnification arrangements for officers and directors of the Company in accordance with the Companies articles of incorporation and by-laws and applicable law, and except as otherwise specified in this Agreement, Summers will cease participation in all plans and benefits generally provided to Operations' employees or as required by law and will not receive any compensation or employee benefits including, without limitation, any benefits under any severance, compensation or other plan, policy or practice maintained by any of the Companies. This Agreement shall not affect any rights Summers has as a shareholder or holder of other securities of Holdings.

               6.  Return of Property.  During the term of their relationship, Summers provided to the Companies for their use furniture (a table and chair), a 1U server, cpus, memory, monitors, a portable drive, and at least one printer, among other items. Summers hereby waives any claim to that property in exchange for the portable Macintosh that Summers has in his possession plus the related software licenses (Office, Anti-Virus, SoftPC, and Finalcut) and related monitor. Summers agrees to not use and shall erase any proprietary information of the Companies from such portable Macintosh, and Summers represents and warrants to the Companies that he shall have erased any such proprietary information within 72 hours of the Effective Date and, within three business days of a request from any officer or director of Holdings, shall provide a written certification to Holdings of such destruction. Except for the foregoing, Summers shall return to Operations all property in Summers' possession which belongs to the Companies including, but not limited to, office and building keys, card keys, Company-issued credit or telephone calling cards, computer or computer equipment, cell phone, fax machine, e-mail and voice mail passwords, Company documents, customer and product lists and information, equipment, supplies and any other property belonging to the Companies. The parties shall agree on a time and date for the return of the foregoing property by Summers and for Summers to remove his personal belongings from the offices of the Companies.

               7.  Obligations of Summers.

                     7.1  Work for Hire; Assignment of Inventions.  Summers acknowledges and agrees that any copyrightable works, inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets he has made or conceived or first reduced to practice or created, either alone or jointly with others, during the period of his employment within the scope of his employment ("Inventions") are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. Summers further agrees that all Inventions that (i) were developed using equipment, supplies, facilities, or trade secrets of the Companies, or (ii) result from work performed by Summers for the Companies (including current or anticipated research or development, as can be documented by the Companies), are the sole and exclusive property of the Companies and are hereby irrevocably assigned by Summers to the Companies. Summers represents and warrants that he has not made or conceived or first reduced to practice or created, either alone or jointly with others, during the period of his employment, any intellectual property that relates to Operations' business of audio and video streaming (including current or anticipated research or development, as can be documented by the Companies) that he now claims or could claim is not included within the definition of Inventions.

                     7.2  Assignment of Other Rights.  In addition to the foregoing assignment of Inventions, Summers hereby irrevocably transfers and assigns to the Companies: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets, and other intellectual property rights in any Inventions; and (ii) any and all "Moral Rights" (as defined below) that he may have in or with respect to any Inventions. Summers also hereby forever waives and agrees never to assert any and all Moral Rights he may have in or with respect to any Inventions. "Moral Rights" mean any rights to claim authorship of any Inventions, to object to or prevent the modification of any Inventions, or to withdraw from circulation or control the publication or distribution of any Inventions, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

                     7.3  Assistance.  Summers agrees to assist the Companies in every proper way to obtain for the Companies and enforce patents, copyrights, mask work rights, trade secret rights, and other legal protections for the Companies' Inventions in any and all countries. Summers will execute any documents that the Companies may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets, and other legal protections. Summers' obligations under this paragraph will continue beyond the Severance Pay Period, provided that the Companies shall compensate Summers at (i) an hourly rate based on his then annual salary divided by 2,080 hours (not to exceed 125 % of the rate set forth in clause (ii) of this Section 7.3), or (ii) an hourly rate based on his current annual salary with Companies at the time just prior to the Effective Date divided by 2,080 hours, whichever is greater, after the end of the Severance Pay Period for time and/or expenses actually spent by Summers at the Companies' request for such assistance.

                     7.4  Cooperation in Litigation.  In the event that any claim or action is brought against any of the Companies about which Summers has any material information, he agrees to cooperate with the Companies in providing information or otherwise defending against such claim or action. Operations agrees to reimburse Summers for any out-of-pocket expenses associated with his cooperation in defending against such claims or actions and shall compensate Summers at (i) an hourly rate based on his then annual salary divided by 2,080 hours (not to exceed 125 % of the rate set forth in clause (ii) of this Section 7.3), or (ii) an hourly rate based on his current annual salary with Companies at the time just prior to the Effective Date divided by 2,080 hours, whichever is greater, after the end of the Severance Pay Period for time spent by Summers in connection with responding to, assembling, analyzing and providing such information if such cooperation requires more than nominal time after the end of the Severance Pay Period.

                     7.5  Nondisparagement.

                               (a)  Prior to the end of a period of one year from the Effective Date , Summers shall not, at any time, directly or indirectly, verbally or in writing, publicly defame, libel or slander, or otherwise disparage or denigrate, the business, operations, properties, assets, activities, management, shareholders or performance of any of the Companies.

                               (b)  Prior to the end of the Severance Pay Period, the Companies, their directors, officers, employees and agents, shall not, at any time, directly or indirectly, verbally or in writing, publicly defame, libel or slander Summers, or otherwise disparage or denigrate him.

                               (c)  For purposes of this Section 5.5, a verbal statement or writing shall be deemed to be public if it posted on the Internet, included in an SEC filing, included in a press release, directed to more than 10 persons or otherwise communicated in such a way that it would reasonably be expected to be heard or viewed by 10 or more persons.

                               (d)  The Parties agree to issue a press release announcing Summers' departure, in a form agreeable to all of the parties. Additionally, nothing contained herein shall be read as in any way preventing Summers' from testifying truthfully should he ever be required to provide testimony by compulsory legal process.

               8.  Release of Claims.  In exchange for the consideration provided in this Agreement and acknowledging that he has received additional compensation to which he may not otherwise be entitled, and to the fullest extent permitted by applicable law, Summers agrees to waive and release all claims, known and unknown, which Summers might otherwise have had against the Companies and their respective officers, directors, employees, agents, insurers, shareholders, representatives and assigns of all of the aforementioned regarding any aspect of Summers' employment with or separation from the Companies. This includes without limitation, all claims of discrimination under Title VII of the Civil Rights Act of 1964, Age Discrimination in Employment Act, Americans With Disabilities Act, and the California Fair Employment and Housing Act.

Summers hereby knowingly and voluntarily waives any and all rights and benefits otherwise conferred by the provisions of Section 1542 of the California Civil Code, which provides as follows:

"A general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Summers expressly consents that, notwithstanding Section 1542 of the California Civil Code, or any other statute or rule of law of similar import whether enacted or in force in California or in any other state of the United States, this general release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown or unsuspected claims, demands and causes of action that exists as of the date of this Agreement.

Notwithstanding anything in this Agreement to the contrary, the foregoing releases shall not release any rights Summers may have to any claim for defense or indemnity under any Directors and Officers or other insurance which would provide coverage to Summers against any claims of other parties, any right to indemnity as provided in section 5.04 of the Employment Agreement, or any other rights under this Agreement or the Employment Agreement.

               9.  Reimbursement of Legal Fees.  Provided that this Agreement has been duly executed and delivered by all parties, Holdings shall reimburse Summers for his reasonable attorneys' fees actually incurred for advice, negotiation and preparation of this Agreement, not to exceed $5,000.

               10.  Shareholder Rights; Investor Rights Agreements.  This Agreement shall not be construed as waiving any rights Summers may have as a shareholder of Holdings. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not supersede, terminate or otherwise alter any rights or obligations of Summers, Holdings or any other party under the Investor Rights Agreement dated June 14, 2004 to which Holdings and Summers are parties.

               11.  Provisions Severable.  Each party hereto agrees that if any of the terms of any provision of this Agreement are determined by a court of competent jurisdiction to be illegal or unenforceable, this Agreement shall be severable and shall be construed so that all other obligations and protections called for herein shall be enforceable and the illegal or unenforceable provisions shall be modified (and may be modified by a court) to the extent necessary to make them legal and enforceable consistent with the intent of the parties.

               12.  Entire Agreement.  The Companies, on the one hand, and Summers on the other hand, acknowledge that no representations have been made to them by the other party other than those set forth herein. The terms of this Agreement are contractual and not mere recitals. Further, Summers and Holdings acknowledge and agree that, except for the Employment Agreement, this Agreement supersedes and replaces all obligations, if any, contained in any other agreement, promise or offer between Summers and any of the Companies related to his employment with any of the Companies. Summers acknowledges and agrees that Section 2 of this Agreement supersedes and replaces Section 4.02 and Section 4.03 of the Employment Agreement. Summers also acknowledges and agrees that the compensation and benefits provided under this Agreement are in lieu of, and not in addition to, the compensation and benefits, if any, provided under any other agreement, promise or offer or any policy, plan or practice maintained by any of the Companies, including but not limited to the Employment Agreement and any severance plan of any of the Companies or their predecessors, successors, subsidiaries or affiliates. Except with respect to the obligations of Operations and Holdings under this Agreement, Summers agrees that any and all obligations of the Companies have been fully performed by the Companies and that, except as provided herein, any employment or other agreement, promise or offer is terminated and any and all of the obligations of the Companies thereunder are extinguished, except for the Employment Agreement (with respect to obligations of either party to be performed or that would continue in accordance with their terms after termination of Summers employment). If there arises any conflict between any term or provision of this Agreement with any term or provision of the Employment Agreement, the language of this Agreement shall be controlling. This Agreement may be executed in counterparts and faxed signatures shall be deemed as valid as originals.

In witness whereof, the parties have executed this Separation Agreement as of the dates set below. The person signing on behalf of Holdings and Operations represents that he has been authorized to do so by the Board of Directors of Holdings.

Dated: November 19, 2004

/s/ Paul S. Summers

Paul S. Summers

Dated: November 19, 2004 VITALSTREAM HOLDINGS, INC. By:______________________________ Its: ______________________________	Dated: November 19, 2004 VITALSTREAM, INC. By:______________________________ Its: ______________________________